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EXHIBIT 3.1


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 01:45 PM 08/31/1995
                                                           950198927 - 668010

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                ITEL CORPORATION

              ____________________________________________________

                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
              ___________________________________________________

         ITEL Corporation, a Delaware corporation (hereinafter the "Corporation"), does hereby certify as follows:

         FIRST:  The Corporation has capital stock.

         SECOND: Article FIRST of the Corporation's Restated Certificate of
                 Incorporation is hereby amended to read in its entirety as set forth below:

                 FIRST: The name of the Corporation shall be Anixter International Inc.

         THIRD:  The foregoing amendment was duly adopted in accordance with
                 Section 242 of the General Corporation Law of the
                 State of Delaware.

         IN WITNESS WHEREOF, ITEL Corporation has caused this Certificate to be executed in its corporate name this 31st day of August, 1995.

                                        ITEL CORPORATION



                                        By:    /s/ Rod Dammeyer
                                            ------------------------
                                            Name:   Rod Dammeyer
                                            Title:  President

ATTEST:



By:     /s/ James E. Knox
   -------------------------
   Name:         James E. Knox
   Title:        Secretary